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                                                                    EXHIBIT 99.2

                             [RENAL CARE GROUP LOGO]
                                  News Release

CONTACT: DAVID M. DILL
         CHIEF FINANCIAL OFFICER
         615-345-5500

                       RENAL CARE GROUP RECEIVES SUBPOENA

      Nashville, Tennessee (October 26, 2004) -- Renal Care Group, Inc. (NYSE:
RCI) announced today that it has received a subpoena from the Eastern District of New York. Renal Care Group received the subpoena Monday afternoon. It requires the production of documents related to numerous aspects of Renal Care Group's business and operations, including those of RenaLab, Inc., Renal Care Group's laboratory. The subpoena includes specific requests for documents related to testing for parathyroid hormone (PTH) levels and vitamin D therapies. Renal Care Group intends to cooperate with the government's investigation.

      Renal Care Group will hold its regularly scheduled conference call to discuss earnings for the quarter and nine months ended September 30, 2004 at 11:00 Eastern Daylight Time on Wednesday, October 27, 2004. The Company will discuss and respond to questions concerning this matter during that call. A listen-only simulcast, as well as a 12-month replay, of the conference call to discuss this press release will be available online at the Company's website at www.renalcaregroup.com.

      Renal Care Group, Inc. is a specialized dialysis services company that provides care to patients with kidney disease. The Company treats over 29,700 patients at more than 410 owned outpatient dialysis facilities, in addition to providing acute dialysis services at more than 200 hospitals. Over 8,800 associates provide services across the Company's 33-state network. More information about Renal Care Group, Inc. may be found at www.renalcaregroup.com.

      Certain statements in this press release, particularly those concerning the status of the investigation and its future course, constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are usually preceded by words like expect, plan, intend, will and the like, include statements regarding our financial outlook for 2003 and any other statements that necessarily depend on future events. These forward-looking statements reflect management's expectations and are based upon currently available information. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results,

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RCI Announces Receipt of Subpoena
Page 2
October 26, 2004

performance or achievements of Renal Care Group to differ materially from those expressed in or implied by the forward-looking statements, including risks related to: compliance with health care and other applicable laws; changes in the Medicare and Medicaid programs; risks related to the drug Epogen (EPO); payment reductions by private insurers, hospitals or managed care organizations; the integration of acquired companies; executive succession and dependence on executive officers; and changes in the health care delivery, financing or reimbursement systems. These and other factors affecting the Company are discussed in more detail in Renal Care Group's reports filed with the Securities and Exchange Commission, including without limitation Renal Care Group's most recent annual report on Form 10-K and any quarterly reports on Form 10-Q filed after that annual report. Copies of these filings are available from Renal Care Group upon request.

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